UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 27, 2024 (November 27, 2024)

Aclarion, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41358	47-3324725
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

8181 Arista Place, Suite 100
Broomfield, Colorado	80021
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (833) 275-2266

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Trading
Title of each class	Symbol(s)	Name of each exchange on which registered
Common Stock	ACON	Nasdaq Stock Market
Common Stock Warrants	ACONW	Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Background

As previously disclosed, on October 9, 2023, Aclarion, Inc. (the “Company”) entered into an equity line (“Equity Line”) common stock purchase agreement (the “Equity Line Purchase Agreement”) and a related registration rights agreement (the “RRA”) with White Lion Capital, LLC, a Nevada limited liability company (“White Lion”). Pursuant to the Equity Line Purchase Agreement, the Company has the right, but not the obligation to require White Lion to purchase, from time to time, up to $10,000,000 in aggregate gross purchase price of newly issued shares of the Company’s common stock, par value $0.00001 per share (the “Common Stock”), subject to certain limitations and conditions set forth in the Equity Line Purchase Agreement.

Through September 30, 2024, the Company has issued shares to White Lion for total proceeds of $3,216,981, leaving approximately $6.8 million of future share sales available under the Equity Line Purchase Agreement.

The existing Equity Line Purchase Agreement currently expires on December 31, 2024.

Equity Line Amendment

On November 27, 2024 the Company entered into an amendment (the “Equity Line Amendment”) to the Company’s existing Equity Line Purchase Agreement.

The Equity Line Amendment makes the following changes to the existing Purchase Agreement:

1.	The Equity Line Amendment extends the expiration date of the Equity Line Purchase Agreement from December 31, 2024 to December 31, 2025.
2.	The Equity Line Amendment adds two additional methods of pricing the shares that may be sold by the Company under the Equity Line Purchase Agreement.
3.	In consideration for the commitments of White Lion under the Equity Line Purchase Agreement, the Company has issued to White Lion 560,915 shares of Common Stock (the “Commitment Shares”).

No other changes to the Equity Line Purchase Agreement have been made.

Under the existing Equity Line Purchase Agreement, subject to the terms and conditions of the Equity Line Purchase Agreement, the Company shall notify (such notice, a “Purchase Notice”) White Lion when the Company exercises its right to sell shares (the effective date of such notice, a “Notice Date”). The Purchase Notice may be a Fixed Purchase Notice, a Rapid Purchase Notice or a VWAP Purchase Notice, each as described below.

Under the Equity Line Amendment, a Purchase Notice may now also be an Accelerated Purchase Notice or a Pre-Market Purchase Notice, as described below.

Under an Accelerated Purchase Notice, the purchase price to be paid by White Lion for any such shares will equal the lowest traded price of the common stock during the 15 minutes period prior to receipt of the applicable Purchase Notice multiplied by 85%; provided, however, if the delivery of the applicable Purchase Notice Shares is not initiated and completed by the Company’s transfer agent by 2:00 pm Pacific Time on the applicable Notice Date, the purchase price shall mean the lowest traded price of the Company’s common stock on the entire Accelerated Purchase Notice Date. Under a Fixed Purchase Notice, the purchase price to be paid by White Lion for any such shares will equal 85% of lowest daily VWAP of the common stock during a period of five consecutive business days prior to, ending on and including the applicable Notice Date. Under a Pre-Market Purchase Notice, the purchase price to be paid by White Lion for any such shares will equal the lowest traded price of the common stock commencing on the Pre-Market Purchase Notice Date, between 12:00 am Pacific Time and ending at 6:30am Pacific Time; provided, however, if the delivery of the applicable Purchase Notice Shares is not initiated and completed by the Company’s transfer agent by 1:00 pm Pacific Time on the applicable Notice Date, the Pre-Market Purchase Price shall mean the lowest traded price of the Company’s common stock on the entire Pre-Market Purchase Notice Date. Under a VWAP Purchase Notice, the purchase price to be paid by White Lion will equal 90% of the VWAP of the common stock during the two consecutive business days commencing on and including the applicable Notice Date. Under a Rapid Purchase Notice, the purchase price to be paid by White Lion will equal 85% of the VWAP of the common stock on the applicable Notice Date, unless notice is provided after 9:00 a.m. New York time on any business day, in which case the purchase price to be paid by White Lion will equal the lowest traded price of the Company’s common stock on the applicable Notice Date.

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The foregoing description of the existing Equity Line Purchase Agreement is qualified in its entirety by reference to the full text of the existing Equity Line Purchase Agreement, which is attached as Exhibit 10.1 to our October 10, 2023 Current Report on Form 8-K and is incorporated herein by reference.

The foregoing description of the Equity Line Amendment is qualified in its entirety by reference to the full text of the Equity Line Amendment, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The offer and sale of the Common Stock pursuant to the Equity Line Purchase Agreement have not been registered under the Securities Act or any state securities laws. The Common Stock may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Neither this Current Report on Form 8-K, nor the exhibits attached hereto, is an offer to sell or the solicitation of an offer to buy the Common Stock described herein or therein.

Item 3.02 Unregistered Sales of Equity Securities

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this Form 8-K:

Exhibit Number	Description
10.1	Amendment dated as of November 27, 2024 to Common Stock Purchase Agreement, dated as of October 9, 2023, by and between White Lion Capital, LLC and Aclarion, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACLARION, INC.

November 27, 2024	By:	/s/ John Lorbiecki
	Name:	John Lorbiecki
	Title:	Chief Financial Officer

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